Exhibit 23.1

Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on S-1A, amendment no. 4 of Woodward Energy Partners Inc. of our report dated July 15, 2011, relating to the financial statements of the quarter ended March 31, 2011.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

September 6, 2011

Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1A of Woodward Energy Partners Inc. of our report dated April 15, 2011, relating to the financial statements of the years ended December 31, 2010 and 2009.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

September 6, 2011